Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporating by reference in Registration Statement No. 333-163818 and No. 333-51538 on Form S-8 of Greene County Bancorp, Inc. of our report dated June 28, 2011, except for Note G, for which the date is October 25, 2012, appearing in the Annual Report on Form 11-K/A of the Bank of Greene County Employees’ Savings & Profit Sharing Plan and Trust for the year ended December 31, 2011.

/s/ ParenteBeard LLC
/s/ ParenteBeard LLC

Harrisburg, Pennsylvania
October 25, 2012